SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  June 20, 2006

                             TAM OF HENDERSON, INC.

             (Exact Name of Registrant as Specified in its Charter)

Nevada                             000-51516                        20-0667864
------                             ---------                        ----------
State of                           Commission                       IRS Employer
Incorporation                      File Number                      I.D. Number

                               Shennan Zhong Road
                                 PO Box 031-046
                                 Shenzhen, China
                     --------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (310)441-1888

               9664 Tapestry Pine Street, Las Vegas, Nevada 89178
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

      On June 20, 2006, Mr. Xiao Jun ("Jun") and Marcus Luna, Esq., authorized representative of the selling majority shareholder (the "Seller") of Tam of Henderson, Inc. (the "Company") consummated Jun's purchase of shares of capital stock of the Company in accordance with the terms and conditions of that certain Share Purchase Agreement, dated as of June 2, 2006, by and between Jun and the Seller (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Jun acquired 8,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") for an aggregate purchase price of $435,000.00 (the "Stock Transaction"). After giving effect to the Stock Transaction, Jun holds an aggregate of 8,000,000 shares of the 10,450,000 shares of the Company's Common Stock issued and outstanding, constituting, in the aggregate, approximately 77% of the issued and outstanding shares of Common Stock of the Company, effecting a change in the controlling interest of the Company.

      The funds with which Jun purchased the 8,000,000 shares were personal funds of Jun.

      The Stock Transaction effected a change in control of the Company. Prior to the closing of the Stock Transaction, Evagelina Esparza Barrza had been Chief Executive Officer and a director of the Company. The biography of Ms. Barrza is hereby incorporated by reference to the Company's most recent 10-KSB. Effective upon the closing of the Stock Transaction, and the expiration of ten(10) days from the filing and the mailing of the Company's information statement pursuant to Rule 14(f), Xiao Jun was appointed to, and Ms. Barrza resigned from, the Board of Directors of the Company. In addition, Xiao Jun was elected to serve as Chief Executive Officer of the Company. As contemplated by the Purchase Agreement, Ms. Barrza agreed to resign from the Board of Directors and as an officer of the Company, effective only upon, and subject to, the closing of the Stock Transaction, and appoint Xiao Jun to fill the vacancy created by such resignation.

      Xiao Jun, the newly appointed officer and director of the Company, has the following business experience: From Jan 2003 to March 2005, he was sales manager at GuangDong Province Dongwan Zhiyou Tech Develop LT,. Inc. From April 2005, served as General Manager at ShenZhen Kaibite Tech Develop LTD,. Inc

      Any description of the provisions of the Purchase Agreement and the other documents or instruments described herein are qualified in their entirety by references to such agreements, documents and instruments, which are attached hereto as exhibits and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

      (c)   Exhibits

      The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.


                                       2
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Exhibit Nos.
------------

10.1 Share Purchase Agreement, dated as of June 2, 2006, by and between Xiao Jun and Marcus Luna, Esq.


                                        3
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2006

                                              TAM OF HENDERSON, INC.


                                              By: /s/ Xiao Jun
                                                  ------------------------------
                                                  Name:  Xiao Jun
                                                  Title: Chief Executive Officer

                                  Exhibit Index

Exhibit Nos.
------------

10.1 Stock Purchase Agreement, dated as of June 2, 2006, by and between Xiao Jun and Marcus Luna, Esq.